Exhibit 99.1

Media Contacts: Ryan Hill, PPL Corporation rwhill@pplweb.com 610-774-5997	Paula Chirhart, Blackstone Paula.Chirhart@Blackstone.com 347-463-5453
Financial Analysts Contact: Andy Ludwig, PPL Corporation 610-774-3389

PPL Corporation and Blackstone Infrastructure create joint venture to build natural gas generation in Pennsylvania in support of data center development
Venture to serve data center power needs through long-term energy supply agreements

ALLENTOWN, Pa. (July 15, 2025) ― PPL Corporation (NYSE: PPL) (“PPL”) and Blackstone Infrastructure today announced that they have formed a joint venture to build, own and operate new gas-fired, combined-cycle generation stations to power data centers under long-term energy services agreements (ESA). The announcement was made at the Pennsylvania Energy and Innovation Summit hosted by Sen. David McCormick at Carnegie Mellon University in Pittsburgh.
“We’re excited to leverage the powerful expertise that PPL and Blackstone Infrastructure possess to bring much-needed new dispatchable generation online in Pennsylvania to match new data center load in a way that directly supports economic development and large load customer needs, helps to mitigate rising electricity prices for energy consumers, and delivers increased value for shareowners without traditional merchant power risk,” said PPL President and Chief Executive Officer Vincent Sorgi.
The joint venture seeks to develop front-of-the-meter generation that sits atop the Marcellus and Utica shale basins; can quickly connect to significant, available gas pipeline capacity; and targets areas of significant data center interest.
“We are excited to partner with PPL to develop generation projects that will help Pennsylvania, and PJM, meet the growing demand for power driven by the digitization of the economy,” said Sebastien Sherman, Senior Managing Director, Blackstone Infrastructure. “Blackstone Infrastructure has a proven track record and commitment to long-term partnerships, and we look forward to working with PPL to power data centers across Pennsylvania and the broader PJM service territory.”
The joint venture plans to enter into long-term energy services agreements with regulated-like risk profiles that do not expose the companies to merchant energy and capacity price volatility. Construction of new natural gas plants will require the successful execution of ESAs with hyperscalers. The joint venture is actively engaged with landowners, natural gas pipeline companies and turbine manufacturers, and has secured multiple land parcels to enable this new generation buildout; however, no ESAs with hyperscalers have been signed to date. The joint venture team also looks forward to engaging with local stakeholders as plans develop.
PPL owns 51% of the joint venture interest, with Blackstone Infrastructure owning 49%. The parties will ratably share joint venture expenses and distributions. The joint venture does not include PPL Electric Utilities or PPL’s other regulated subsidiaries.

“I’m an all-of-the-above energy governor, and we are working to produce even more energy here in Pennsylvania from all sources – from natural gas to solar to wind to nuclear,” said Pennsylvania Gov. Josh Shapiro. “As a national energy leader, we welcome Blackstone Infrastructure’s intent to invest in Pennsylvania and work with PPL to deliver long-term clean energy solutions to power our data centers through natural gas generation. Pennsylvania is competing again, and it is clear that with the significant investments recently announced in the commonwealth and today’s historic announcement by PPL and Blackstone Infrastructure, Pennsylvania is primed for investments in energy, data centers, AI and more. I look forward to working with Blackstone Infrastructure and PPL as their plan comes together to create real, good paying jobs and generate new revenue for our communities with investments that will drive economic opportunity to the commonwealth.”

A creative solution to a growing need
PJM Interconnection has forecasted the potential for capacity shortages as early as the 2026-27 delivery year. With surging demand from data centers, increasing retirements of aging dispatchable generation, and the vast majority of resources in PJM’s interconnection queue being intermittent with historically low completion rates, new solutions are needed now.
Within PPL Electric Utilities’ service territory in Pennsylvania alone, data center interest has reached over 60 gigawatts (GW) of potential projects, with over 13 GW in advanced stages of planning. If all 13 GW come online, PPL estimates a 6 GW generation shortfall in PPL Electric Utilities’ service territory in the next five to six years. That represents about a $15 billion investment need, assuming natural gas combined-cycle units are used to meet this need. PPL said it expects this generation to be built by existing independent power producers, the new joint venture being announced today and, if permitted, PPL Electric Utilities.
To avoid making significant existing resource adequacy concerns within PJM worse, the joint venture endeavors to build new, dispatchable generation to serve large-load data centers in Pennsylvania. PPL said the joint venture does not lessen the need for additional action to address underlying resource adequacy concerns. This includes passage of current legislation pending before both the Pennsylvania House and Senate to allow the state’s utilities to invest in, own and operate generation again. The legislation also encourages utilities to enter into long-term contracts with independent power producers to help derisk their new generation investment. Meeting this unprecedented demand growth will require an unprecedented response and will require all market participants to be part of the solution.
“At PPL, we are committed to developing creative solutions to some of the most pressing challenges we face in today’s changing energy landscape,” said Sorgi. “And in Blackstone Infrastructure, we’ve found a tremendous partner and long-term energy infrastructure investor that not only has deep expertise in data center development and power generation but also shares our passion to deliver America’s AI dominance and to help address resource adequacy concerns within PJM.”

About PPL
PPL Corporation, headquartered in Allentown, Pennsylvania, is a leading U.S. energy company focused on providing electricity and natural gas safely, reliably and affordably to more than 3.6 million customers in the U.S. PPL’s high-performing, award-winning utilities are addressing energy challenges head-on by building smarter, more resilient and more dynamic power grids and advancing sustainable energy solutions. For more information, visit www.pplweb.com.

About Blackstone Infrastructure
Blackstone Infrastructure is an active investor across energy, transportation, digital infrastructure and water and waste infrastructure sectors. We seek to apply a long-term buy-and-hold strategy to large-scale infrastructure assets with a focus on delivering stable, long-term capital appreciation together with a predictable annual cash flow yield. Our approach to infrastructure investing is one that focuses on responsible stewardship and stakeholder engagement to create value for our investors and the communities we serve.

Forward-Looking Statements
Statements contained in this press release, including statements about the beliefs, expectations, estimates, future plans and strategies of PPL Corporation, including the potential impacts of the joint venture, PPL Corporation’s financial position, capital investments and potential impacts to PPL Corporation’s customer base, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from those described in the statements, including the ability of the parties to develop generation projects or enter into long-term energy services agreements with hyperscalers, utilities or other entities, which may not occur or may be delayed, or that any such transaction will ultimately be consummated. These forward-looking statements reflect our current views with respect to future events and are based on numerous assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors that we believe are relevant. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. PPL Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.